Exhibit 2.1

SHARE EXCHANGE AGREEMENT

This Agreement dated as of the ____ day of September 2007, by and among Maple Mountain Explorations Inc., a Nevada corporation having its offices at 507-1313 East Maple Street, Bellingham, WA 98225 (the “Company”), Pegasi Energy Resources Corporation, a Texas corporation (“Pegasi”), and the individuals named on the signature page of this Agreement (collectively, the “Shareholders” and each, individually, a “Shareholder”) .

WITNESSETH:

WHEREAS, the Shareholders are the holders of all of the issued and outstanding capital stock (the “Pegasi Shares”) of Pegasi;

WHEREAS, the Shareholders are acquiring a controlling interest in the Company;

WHEREAS, pursuant to a series of separate securities purchase agreements (the “Purchase Agreements”) between the Company and a group of investors, the investors are acquiring the Company’s shares of common stock, par value $.001 per share (“Common Stock”); and

WHEREAS, the Company is willing to issue shares of Common Stock to the Shareholders in consideration for all of the issued and outstanding capital stock of Pegasi.

NOW, THEREFORE, for the mutual consideration set out herein, the parties agree as follows:

1.    Exchange of Shares.

(a)    Issuance of Shares by the Company. On and subject to the conditions set forth in this Agreement, the Company will issue to Shareholders, in exchange for all of the Pegasi Shares, which represents all of the issued and outstanding capital stock of Pegasi, an aggregate of 17,500,000 shares (the “Shares”) of Common Stock.  The Shares will be issued to the Shareholders on a one for one basis in the amounts set forth after their respective names in Schedule I to this Agreement.

(b)    Transfer of Pegasi Shares by the Shareholders. On and subject to the conditions set forth in this Agreement, the Shareholders will transfer to the Company all of the Pegasi Shares in exchange for the Shares.  Each Shareholder holds the number of Pegasi Shares set forth after his or her name in Schedule I to this Agreement.

(c)    Closing. The issuance of the Shares to the Shareholders and the transfer of the Pegasi Shares to the Company will take place at a closing (the “Closing”) to be held at the office of Sichenzia Ross Friedman Ference, LLP, 61 Broadway, 32nd Floor, New York, New York 10006 as soon as possible after or contemporaneously with the satisfaction or waiver of all of the conditions to closing set forth in Section 4 of this Agreement (the “Closing Date”).

2.    Representations and Warranties of the Company. The Company hereby represents, warrants, covenants and agrees as follows:

(a)    Organization and Authority.

(i)
The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company does not have any equity investment or other interest, direct or indirect, in, or any outstanding loans, advances or guarantees to or on behalf of, any domestic or foreign corporation, limited liability company, association, partnership, joint venture or other entity.

(ii)
Complete and correct copies of the Company’s certificate of incorporation and by-laws are available for review on the EDGAR system maintained by the U.S. Securities and Exchange Commission (the “Commission”).

(iii)
The Company has full power and authority to carry out the transactions provided for in this Agreement, and this Agreement constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor’s rights and except that any remedies in the nature of equitable relief are in the discretion of the court. All necessary action required to be taken by the Company for the consummation of the transactions contemplated by this Agreement has been taken.

(iv)
The execution and performance of this Agreement will not constitute a breach of any agreement, indenture, mortgage, license or other instrument or document to which the Company is a party or by which its assets and properties are bound, and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to the Company or its properties.  The execution and performance of this Agreement will not violate or conflict with any provision of the certificate of incorporation or by-laws of the Company.

(v)
The Shares, when issued pursuant to this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable. The issuance of the Shares to Shareholders is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption provided by Section 4(2) and Rule 506 promulgated thereunder.

(vi)
The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, of which 3,500,000 shares are presently outstanding. Except as provided in, contemplated by, or set forth in this Agreement or the Company SEC Documents (as defined below), the Company has no outstanding or authorized warrants, options, other rights to purchase or otherwise acquire capital stock or any other securities of the Company, preemptive rights, rights of first refusal, registration rights or related commitments of any nature.  All issued and outstanding shares were either (i) registered under the Securities Act, or (ii) issued pursuant to valid exemptions from registration thereunder.

(vii)
No consent, approval or agreement of any person, party, court, governmental authority, or entity is required to be obtained by the Company in connection with the execution and performance by the Company of this Agreement or the execution and performance by the Company of any agreements, instruments or other obligations entered into in connection with this Agreement.

(b)    SEC Documents.

(i)
The Company is registered pursuant to Section 12 of the Exchange Act and it is current with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). None of the Company’s filings made pursuant to the Exchange Act (collectively, the “Company SEC Documents”) contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company SEC Documents, as of their respective dates, complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and are available on the Commission’s EDGAR system.

(ii)
The Company SEC Documents include the Company’s audited consolidated financial statements for the fiscal years ended April 30, 2007 and 2006 (collectively, the “Audited Financial Statements”) and unaudited financial statements for the three months ended July 31, 2007 and 2006 (collectively, the “Interim Financial Statements,” and, together with the Audited Financial Statements, the “Financial Statements”), including, in each case, a balance sheet and the related statements of income, stockholders’ equity and cash flows for the period then ended, together with the related notes.  The Audited Financial Statements have been certified by George Stewart, CPA (“George Stewart”), and the Interim Financial Statements have been reviewed by George Stewart.  The Financial Statements are in accordance with all books, records and accounts of the Company, are true, correct and complete and have been prepared in accordance with GAAP, consistently applied.  George Stewart is independent as to the Company under the rules of the Commission pursuant to the Securities Act and is registered with the PCAOB.  The Financial Statements present fairly the financial position of the Company at the respective balance sheet dates, and fairly present the results of the Company’s operations, changes in stockholders’ equity and cash flows for the periods covered.

(iii)
At the close of business on July 31, 2007, the Company did not have any material liabilities, absolute or contingent, of the type required to be reflected on balance sheets prepared in accordance with GAAP which are not fully reflected, reserved against or disclosed on the July 31, 2007 balance sheet.  The Company has not guaranteed or assumed or incurred any obligation with respect to any debt or obligations of any Person, except endorsements made in the ordinary course of business in connection with the deposit of items for collection.  The Company does not have any debts, contracts, guaranty, standby, indemnity or hold harmless commitments, liabilities or obligations of any kind, character or description, whether accrued, absolute, contingent or otherwise, or due or to become due except to the extent set forth or noted in the Financial Statements, and not heretofore paid or discharged.

.

(c)           Absence of Changes.  Since July 31, 2007, except as set forth in the Company SEC Documents, to the best of Company’s knowledge, there have not been:

(i)
any change in the consolidated assets, liabilities, or financial condition of the Company, except changes in the ordinary course of business which do not and will not have a material adverse effect on the Company;

(ii)
(ii)  any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the assets or financial condition of the Company (as conducted and as proposed to be conducted);

(iii)
(iii)  any change or amendment to a material contract, charter document or arrangement not in the ordinary course of business to which the Company is a party other than contracts which are to be terminated at or prior to the Closing;

(iv)	any loans made by the Company to any of affiliate of the Company or any of the Company’s employees, officers, directors, shareholders or any of its affiliates;

(v)	any declaration or payment of any dividend or other distribution or any redemption of any capital stock of the Company;

(vi)	any sale, transfer, or lease of any of the Company’s assets other than in the ordinary course of business;

(vii)	any other event or condition of any character which might have a material adverse effect on the Company;

(viii)
any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by Company except in the ordinary course of business and that is not material to the assets or financial condition of the Company; or

(ix)	any agreement or commitment by the Company to do any of the things described in this Section 2(c).

(d)  Property.  Except as set forth in the Company SEC Documents, the Company does not own any real estate and is not a party to any lease agreement.

(e) Taxes.  The Company has filed all federal, state, county and local income, excise, franchise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on the Company, and has paid or made adequate provision in the financial statement included in the Company SEC Documents for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received.  The Company is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

(f) Contracts and Commitments.  Except as contemplated under this Agreement or set forth in the Company SEC Documents, the Company is not a party to any contract or agreement.

(g) No Adverse Change.  Since April 30, 2007, there has not been any Material Adverse Change in the financial condition of the Company, although Shareholders recognize that the Company has continued not to generate any revenue and has continued to operate at a loss as a result of ongoing expenses, including expenses relating to this Agreement and the consummation of the transactions contemplated hereby.  A Material Adverse Change shall mean a material adverse change in the business, financial condition, operations or prospects of a person.

(h) No Defaults.  The Company is not in violation of its certificate of incorporation or by-laws or any judgment, decree or order, applicable to it.

(i) Litigation.  There are no material (i.e., claims which, if adversely determined based on the amounts claimed, would exceed ten thousand dollars ($10,000)) claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of the Company) pending or, to Company’s knowledge, threatened against the Company or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation.

(j) Compliance with Laws.  The Company, to its knowledge, is in full compliance with all laws applicable to it (including, without limitation, with respect to zoning, building, wages, hours, hiring, firing, promotion, equal opportunity, pension and other benefit, immigration, nondiscrimination, warranties, advertising or sale of products, trade regulations, anti-trust or control and foreign exchange or, to the Company’s knowledge, environmental, health and safety requirements).

(k)  Contracts and Commitments.  The Company is not a party to any contract of agreement other than agreements that will be terminated at or prior to the Closing.

(l)  Intellectual Property.  The Company has no intellectual property rights.

(m) No Broker.  Except as set forth on Schedule 2(m), neither the Company nor any of its agents or employees has employed or engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement.  The Company shall indemnify and hold the Shareholders harmless against any loss, damage, liability or expense, including reasonable fees and expenses of counsel, as a result of any brokerage fees, commissions or finders’ fees which are due as a result of the consummation of the transaction contemplated by this Agreement.

(m) Reliance by Shareholders.  The representations and warranties set forth in this Section 2 taken together, do not contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein, when taken together, not misleading, and there is no fact which materially and adversely affects the business, operations or financial condition of the Company.  Shareholders may rely on the representations set forth in this Section 2 notwithstanding any investigation it may have made.

3.    Representations and Warranties of Pegasi.  Pegasi hereby represents, warrants, covenants and agrees as follows:

(a)    Organization and Authority.

(i)	Pegasi is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

(ii)
Pegasi has full power and authority to carry out the transactions provided for in this Agreement, and this Agreement constitutes the legal, valid and binding obligations of Pegasi, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor’s rights and except that any remedies in the nature of equitable relief are in the discretion of the court. All necessary action required to be taken by Pegasi for the consummation of the transactions contemplated by this Agreement has been taken.

(iii)
The execution and performance of this Agreement will not constitute a breach of any agreement, indenture, mortgage, license or other instrument or document to which Pegasi is a party or by which its assets and properties are bound, and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Pegasi or its properties.  The execution and performance of this Agreement will not violate or conflict with any provision of the certificate of incorporation or by-laws of Pegasi.

(iv)
The authorized and issued and outstanding capital stock of Pegasi are as set forth in Pegasi’s Confidential Private Placement Memorandum dated July 10, 2007 (the “Memorandum”). Except as provided in, contemplated by, or set forth in this Agreement or the Memorandum, Pegasi has no outstanding or authorized warrants, options, other rights to purchase or otherwise acquire capital stock or any other Pegasi securities, preemptive rights, rights of first refusal, registration rights or related commitments of any nature.

(v)
No consent, approval or agreement of any person, party, court, governmental authority, or entity is required to be obtained by Pegasi in connection with the execution and performance by Pegasi of this Agreement or the execution and performance by Pegasi of any agreements, instruments or other obligations entered into in connection with this Agreement.

(b)           Absence of Changes.  Since June 31, 2007, except as set forth in the Memorandum, to the best of Pegasi’s knowledge, there have not been:

(i)	hange in the consolidated assets, liabilities, or financial condition of Pegasi, except changes in the ordinary course of business which do not and will not have a material adverse effect on Pegasi;

(ii)	any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the assets or financial condition of Pegasi (as conducted and as proposed to be conducted);

(iii)
any change or amendment to a material contract, charter document or arrangement not in the ordinary course of business to which Pegasi is a party other than contracts which are to be terminated at or prior to the Closing;

(iv)	any loans made by Pegasi to any of affiliate of Pegasi or any of Pegasi’s employees, officers, directors, shareholders or any of its affiliates;

(v)	any declaration or payment of any dividend or other distribution or any redemption of any capital stock of Pegasi;

(vi)	any sale, transfer, or lease of any of Pegasi’s assets other than in the ordinary course of business;

(vii)	any other event or condition of any character which might have a material adverse effect on Pegasi;

(viii)
any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by Pegasi except in the ordinary course of business and that is not material to the assets or financial condition of Pegasi; or

(ix)	any agreement or commitment by Pegasi to do any of the things described in this Section 3c).

(d)  Property.  Except as set forth in the Memorandum, Pegasi does not own any real estate and is not a party to any lease agreement.

(e) Taxes.  Pegasi has filed all federal, state, county and local income, excise, franchise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on Pegasi, and has paid or made adequate provision in the financial statement included in the Memorandum for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received.  Pegasi is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

(f) Contracts and Commitments.  Except as set forth in the Memorandum, Pegasi is not a party to any contract or agreement.

(g) No Adverse Change.  Since December 31, 2006, except as set forth in the Memorandum, there has not been any Material Adverse Change in the financial condition of Pegasi.

(h) No Defaults.  Pegasi is not in violation of its certificate of incorporation or by-laws or any judgment, decree or order, applicable to it.

(i) Litigation.  There are no material (i.e., claims which, if adversely determined based on the amounts claimed, would exceed ten thousand dollars ($10,000)) claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of Pegasi) pending or, to Pegasi’s knowledge, threatened against Pegasi or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation.

(j) Compliance with Laws.  Pegasi, to its knowledge, is in full compliance with all laws applicable to it (including, without limitation, with respect to zoning, building, wages, hours, hiring, firing, promotion, equal opportunity, pension and other benefit, immigration, nondiscrimination, warranties, advertising or sale of products, trade regulations, anti-trust or control and foreign exchange or, to Pegasi’s knowledge, environmental, health and safety requirements).

4.    Representations and Warranties of Shareholders. Each Shareholder hereby severally and not jointly warrants, covenants and agrees as follows:

(a)    Such Shareholder understands that the offer and sale of the Shares is being made only by means of this Agreement and understands that the Company has not authorized the use of, and the Shareholder confirms that he or she is not relying upon, any other information, written or oral, other than material contained in this Agreement. Such Shareholder is aware that the purchase of the Shares involves a high degree of risk and that such Shareholder may sustain, and has the financial ability to sustain, the loss of his or her entire investment, understands that no assurance can be given that the Company will be profitable in the future, that there is no public market for the Common Stock, and the Company can give no assurance that there will ever be a public market for the Common Stock. Furthermore, in subscribing for the Shares, such Shareholder acknowledges it is not relying upon any projections or any statements of any kind relating to future revenue, earnings, operations or cash flow in making an investment in the Shares.

(b)    Such Shareholder severally represents to the Company that he or she is an accredited investor within the meaning of Rule 501 of the Commission under the Securities Act of 1933, as amended (the “Securities Act”) and it understands the meaning of the term “accredited investor.” The requirements for an accredited investor as set forth in Exhibit A. Such Shareholder further represents that he or she has such knowledge and experience in financial and business matters as to enable the Shareholder to understand the nature and extent of the risks involved in purchasing the Shares. Such Shareholder is fully aware that such investments can and sometimes do result in the loss of the entire investment. Such Shareholder has engaged his or her own counsel and accountants to the extent that the Shareholder deems it necessary.

(c)    All of the information provided by such Shareholder in his or her Confidential Questionnaire is true and correct in all material respects.

(d)    Such Shareholder is acquiring the Shares pursuant to this Agreement for his or her own account, for investment and not with a view to the sale or distribution thereof, for the Shareholder’s own account and not on behalf of others; has not granted any other person any interest or participation in or right or option to purchase all or any portion of the Shares; is aware that the Shares are restricted securities within the meaning of Rule 144 of the Commission under the Securities Act, and may not be sold or otherwise transferred other than pursuant to an effective registration statement or an exemption from registration; and understands and agrees that the certificates for the Shares shall bear the Company’s standard investment legend. The Shareholder understands the meaning of these restrictions.

(e)    The Shareholder will not transfer any Shares except in compliance with all applicable federal and state securities laws and regulations, and, in such connection, the Company may request an opinion of counsel reasonably acceptable to the Company as to the availability of any exemption.

(f)    Such Shareholder represents and warrants that no broker or finder was involved directly or indirectly in connection with his or her purchase of the Shares pursuant to this Agreement. Such Shareholder shall indemnify the Company and hold it harmless from and against any manner of loss, liability, damage or expense, including fees and expenses of counsel, resulting from a breach of the Shareholder’s warranty contained in this Paragraph 3(f).

(g)    Such Shareholder understands that he or she has no registration rights with respect to the Shares.

(h)    Such Shareholder represents and warrants that the address set forth on Schedule I to this Agreement is its true and correct address, and understands that the Company will rely on this representation in making filings under state securities or blue sky laws.

(i)    Such Shareholder is the record and beneficial owner of the Shares, free and clear of any and all Liens.  Such Shareholder has the power and authority to sell, transfer, assign and deliver the Shares as provided in this Agreement, and such delivery will convey to the Company good and marketable title to such Shares, free and clear of any and all liens

5. Closing Deliveries.

(a)   On the Closing Date, the Company shall deliver or cause to be delivered to each Shareholder:

(i)  a certificate registered in the name of each Shareholder representing the number of shares of Common Stock set forth on Schedule I;

(ii) a legal opinion of counsel to the Company acceptable to the Shareholders;

(iii) letters of resignation from each of the directors of the Company other than David Moss and Alan Gelfand;

(b)   On the Closing Date, each Shareholder shall deliver or cause to be delivered to the Company:

(i) the certificate representing such Shareholder’s shares of Pegasi capital stock.

6.  Conditions to the Obligation of the Shareholders and the Company to Close.  The obligations of Shareholders under this Agreement are subject to the satisfaction of the following conditions unless waived by Shareholders:

(a)  Representations and Warranties.  On the Closing Date, the representations and warranties of the Company shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on such date, and the Company shall have performed all of their respective obligations required to be performed by them pursuant to this Agreement at or prior to the Closing Date, and Shareholders shall have received a certificate of the Company to such effect and as to matters set forth in Sections 4(b) and 4(c) of this Agreement.

(b)  No Material Adverse Change.  No Material Adverse Change in the business or financial condition of the Company shall have occurred or be threatened since the date of this Agreement, and no action, suit or proceedings shall be threatened or pending before any court of governmental agency or authority or regulatory body seeking to restraint, prohibition or the obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement or that, if adversely decided, has or may have a Material Adverse Effect.

(c)  Liabilities. On the Closing Date, the Company’s total liabilities shall not exceed $5,000.

(d)  Employment Agreements.  Commencing on the date hereof, the Company will assume Pegasi’s obligations under the employment agreements between Pegasi and each of Michael Neufeld, William Sudderth, and Richard Lindermanis, more fully described in Schedule II to this Agreement.

(e)  Legal Opinion.  The Shareholders shall have received a legal opinion from the Company’s legal counsel, acceptable to the Shareholders

(f)  Resignations.  With the exception of David Moss and Alan Gelfand, all directors of the Company shall have tendered their resignation.

7.  Conditions to the Obligation of the Company to Close.  The obligations of the Company under this Agreement are subject to the satisfaction of the following conditions unless waived by the Company:

(a)   Representations and Warranties.  On the Closing Date, the representations and warranties of Pegasi and the Shareholders shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on such date, and Pegasi shall have performed all of their respective obligations required to be performed by them pursuant to this Agreement at or prior to the Closing Date, and the Company shall have received a certificate of the Company to such effect.

(b)   No Material Adverse Change.  No Material Adverse Change in the business or financial condition of Pegasi shall have occurred or be threatened since the date of this Agreement, and no action, suit or proceedings shall be threatened or pending before any court of governmental agency or authority or regulatory body seeking to restraint, prohibition or the obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement or that, if adversely decided, has or may have a Material Adverse Effect.

8.    Miscellaneous.

(a)    This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement.

(b)    This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

(c)    This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

(d)    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

(e)    The various representations, warranties, and covenants set forth in this Agreement or in any other writing delivered in connection therewith shall survive the issuance of the Shares.

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IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

MAPLE MOUNTAIN EXPLORATIONS, INC.

By: ________________________________________

PEGASI ENERGY RESOURCES CORPORATION

By: _________________________________________

TETON ROYALTY LTD.

                                            By:  ___________________

_________________________
Michael Neufeld

_________________________
William Sudderth

_________________________
Richard Lindermanis

_________________________Frank Lytle

Schedule I

Shareholder	Shares
Michael Neufeld [address]	5,118,750
William Sudderth [address]	5,118,750
Teton Royalty Ltd. [address]	4,375,000
Richard Lindermanis [address]	2,187,500
Frank Lytle [address]	700,000

Schedule II

Employment Agreement, dated as of May 1, 2007, between Pegasi Energy Resources Corporation, and Richard A. Lindermanis

Employment Agreement, dated as of May 1, 2007, between Pegasi Energy Resources Corporation, and Michael Neufeld

Employment Agreement, dated as of May 1, 2007, between Pegasi Energy Resources Corporation, and W. (Bill) L. Sudderth

Exhibit A

Accredited investors

A Shareholder who meets any one of the following tests is an accredited investor:

 (a)   The Shareholder is an individual who has a net worth, or joint net worth with the Shareholder’s spouse, of at least $1,000,000.

 (b)   The Shareholder is an individual who had individual income of more than $200,000 (or $300,000 jointly with the Shareholder’s spouse) for the past two years, and the Shareholder has a reasonable expectation of having income of at least $200,000 (or $300,000 jointly with the Shareholder’s spouse) for the current year.

 (c)   The Shareholder is an officer or director of the Company.

 (d)   The Shareholder is a bank as defined in section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

 (e)   The Shareholder is a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934.

 (f)   The Shareholder is an insurance company as defined in section 2(13) of the Securities Act.

 (g)   The Shareholder is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act.

 (h)   The Shareholder is a small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

 (i)   The Shareholder is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

 (j)   The Shareholder is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

 (k)   The Shareholder is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

 (l)   The Shareholder is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Commission under the Securities Act.

 (m)   The Shareholder is an entity in which all of the equity owners are accredited investors (i.e., all of the equity owners meet one of the tests for an accredited investor).

 If an individual Shareholder qualifies as an accredited investor, such individual may purchase the Shares in the name of his or her individual retirement account (“IRA”).